Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callan JMB, Inc.

Spring Branch, TX

We hereby consent to the incorporation by referance in this Registration Statement on Form S-8 of our report dated March 31, 2026, relating to the financial statements of Callan JMB, Inc. for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

May 26, 2026